Exhibit 99.1

MobileIron Announces Preliminary Financial Results for First Quarter of 2015

MOUNTAIN VIEW, Calif., — April 22, 2015— MobileIron (NASDAQ: MOBL), the leader in enterprise mobility security and management, today announced preliminary results for the first quarter of fiscal year 2015 ended March 31, 2015.

Gross billings for the quarter are expected to be in the range of $35.5-$37.0 million, below the company’s guidance of $40.0-$42.0 million.  Recurring billings as a percentage of gross billings increased from 57% in the fourth quarter of 2014 to approximately 65% in the first quarter of 2015.  Total non-GAAP revenue is expected to be between $32.0-$33.0 million, compared to guidance of $34.0-$37.0 million. Non-GAAP revenue excludes perpetual license revenue recognized from licenses delivered prior to 2013. Cash from operations is expected to be in the range of negative $10.0 to $11.0 million.  The company ended the quarter with cash and equivalents plus short-term and long-term investments of approximately $132.0 million.

These preliminary, unaudited financial results are based on management’s initial review of operations for the quarter ended March 31, 2015, and remain subject to change based on management’s ongoing review of the first quarter results.

“Near the end of the quarter, we witnessed multiple large deals from North American customers that did not close as expected.  Further, we saw a large shift by customers to our monthly subscription offering, which resulted in lower billings and revenue.” said Bob Tinker, CEO, MobileIron. “We will provide more details on our regularly scheduled quarterly earnings conference call.”

Conference Call Information

MobileIron will report final results for the first quarter of fiscal year 2015 on Thursday, April 30, 2015 after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Standard Time (4:30 p.m. EST) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-778-327-3988 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MobileIron’s revenue and other GAAP and non-GAAP financial metrics and other statements regarding trends in the company’s business, including statements regarding MobileIron’s GAAP and non-GAAP revenue and operating expense targets, growth in our customer base, increasing customer adoption, and expected benefits from new product offerings. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including MobileIron’s limited operating history, quarterly fluctuations in MobileIron’s operating results, MobileIron’s need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, competitive pressures, customer adoption, changes by operating system providers and mobile device manufacturers, MobileIron’s inability to manage growth, the quality of MobileIron support, and MobileIron’s reliance on channel partners.

Additional information on potential factors that could affect MobileIron’s financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q, and 8-K and other filings that we make with the SEC from time to time. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Investor contact:

Sam Wilson

MobileIron

ir@mobileiron.com

650-282-7619

Media contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825